UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 11, 2011

AMERICAN RETAIL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-53244	13-1869744
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

c/o Primary Capital LLC 80 Wall Street, 5th Floor New York, New York 10005
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  (212) 300-0070.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

Previous Independent Accountants

On August 11, 2011, we dismissed Audit Firm Femida-Audit limited liability company (“Femida”), as our independent accountant. The reports of Femida, on our financial statements for each of the past two fiscal years contained no adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change independent accountants was approved by our Board of Directors on August 11, 2011.

During our two most recent fiscal years and through the date of this report, we have had no disagreements with Femida, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Femida, would have caused it to make reference to the subject matter of such disagreements in its report on our financial statements for such periods.

During our two most recent fiscal years and through the date of this report on Form 8-K, there have been no reportable events as defined under Item 304(a)(1)(v) of Regulation S-K adopted by the SEC.

We provided Femida, with a copy of this disclosure before its filing with the SEC. We requested that Femida, provide us with a letter addressed to the SEC stating whether or not it agrees with the above statements, and we received a letter from Femida, stating that it does agree with the above statements. A copy of such letter, dated as of August 12, 2011 is filed as Exhibits 16.1 to this report.

New Independent Accountants

Our Board of Directors appointed Paritz & Company, P.A. (“Paritz”) as our new independent registered public accounting firm effective as of August 11, 2011. During the two most recent fiscal years and through the date of our engagement, we did not consult with Paritz regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or (2) any matter that was either the subject of a disagreement or reportable event (as defined in Regulation S-K Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following are filed as exhibits to this report:

Exhibit No.	Description
Exhibit 16.1	Letter from Femida to the SEC dated August 12, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 12, 2011
American Retail Group, Inc.

By:	/s/ Soledad Bayazit
Soledad Bayazit
Chief Executive Officer